Exhibit 5

April 30, 2008
Generex Biotechnology Corporation

Ladies and Gentlemen:

We have acted as counsel for Generex Biotechnology Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”), including a prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act (the “Prospectus”) relating to the offering of up to 74,475,861 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), representing (i) 120% of the shares of Common Stock that are issuable upon conversion of, and as interest payments on, the Company’s 8% Convertible Debentures due September 2009 (the “Notes”) and upon the exercise of the warrants issued in connection with the Notes (the “Warrants”) as of the date of the Registration Rights Agreement entered by the Company and the investors purchasing the Notes and Warrants (without regard to certain blocker provisions set forth in the Notes and Warrants and exercise limitations on certain of the Warrants) and (ii) (a) an aggregate of 229,239 shares of Common Stock issued to or issuable upon exercise of warrants issued to employees of the Company and (b) an aggregate of 521,000 shares of Common Stock issued to or issuable upon exercise of warrants issued to consultants of the Company. All of the Shares are being registered on behalf of holders of shares of Common Stock and/or holders of securities convertible or exercisable into shares of Common Stock (collectively, the “Selling Shareholders”).

As counsel to the Company, in connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. We are familiar with the Registration Statement. We have reviewed the Company’s Certificate of Incorporation and Amended and Restated By-Laws, each as amended to date. We have also made such investigations of law as we have considered necessary or appropriate to form a basis for this opinion.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity and accuracy of all documents and instruments submitted to us as originals or copies, and the conformity of any copies to the originals.

Based upon the foregoing, we are of the opinion that the Shares to be issued upon the conversion of, and as interest payments on, the Notes or upon exercise of the Warrants have been duly authorized and, when issued upon such conversion or as interest payments in accordance with the terms of the Notes to which they relate or upon exercise of the Warrants to which they relate, will be validly issued, fully paid and non-assessable. Based upon the foregoing, we are of the opinion that the Shares to be issued upon the exercise of outstanding warrants held by employees and consultants of the Company have been duly authorized and, when issued upon such exercise of such warrants, will be validly issued, fully paid and non-assessable.

Our opinion herein is limited to the Delaware General Corporation Law and the federal laws of the United States of America, to the extent applicable.

This opinion is limited to the facts and law as they may appear to us on the date hereof, and we assume no responsibility to update this opinion for changes in the law or new facts which may come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Eckert Seamans Cherin & Mellott, LLC

Eckert Seamans Cherin & Mellott, LLC

GXM/DSB